UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2009

Red Hat, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)
1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.           Results of Operations and Financial Condition

On March 25, 2009, Red Hat, Inc. announced its financial results for the fiscal fourth quarter and fiscal year ended February 28, 2009. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

We disclosed non-GAAP financial information in the press release for the three months and fiscal years ended February 28, 2009 and February 29, 2008. These non-GAAP disclosures include a reconciliation of GAAP net income to adjusted net income based on:

■        the impact of non-cash share-based compensation expense under Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R");

■        the impact of expense associated with the amortization of intangible assets primarily related to business combinations; and

■        the impact of GAAP income tax expense, which includes an estimated annual effective tax rate versus our estimated annual effective cash-basis tax rate.

These non-GAAP disclosures should not be used as a substitute for our GAAP results, but rather read in conjunction with our GAAP results. The non-GAAP financial measures we disclosed and the methods we used to calculate non-GAAP results are not in accordance with GAAP and may be materially different from the non-GAAP measures and methods used by other companies.

Prior to March 1, 2006, we accounted for share-based compensation pursuant to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and accordingly no compensation expense was recorded for stock options or other share-based awards to employees and non-employee directors that were granted with an exercise price equal to or above the market value per share of our common stock on the grant date. For awards granted with an exercise price less than the market value of our stock on the grant date, the award's intrinsic value was recorded as deferred compensation and reported as a separate component of stockholders' equity. This deferred compensation was amortized to compensation expense over the vesting period of the award.

Effective March 1, 2006, we adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method. Compensation costs recognized in the three months and fiscal years ended February 28, 2009 and February 29, 2008 include compensation costs based on the grant date fair value of the share-based awards.  The fair values have been estimated using the Black-Scholes-Merton option-pricing model.  In accordance with the provisions of the modified prospective transition method, results for prior periods have not been restated. Our reconciliation includes GAAP non-cash, share-based compensation expense of $14.6 million and $48.3 million for the three months and fiscal year ended February 28, 2009 and $10.0 million and $36.5 million for the three months and fiscal year ended February 29, 2008, respectively, versus the non-GAAP exclusion of such expense.

We excluded GAAP share-based compensation expense for the purpose of calculating non-GAAP adjusted net income and non-GAAP adjusted net income per share because it is a non-cash expense, and management believes that by excluding such expense we provide an alternative and useful measure of operating performance.  Management also believes that non-GAAP measures of profitability that exclude share-based compensation expense are used by a number of financial analysts in the software industry to compare current performance to prior periods and to forecast future performance.

Amortization expense related to intangible assets results primarily from business combinations.  These costs are fixed in connection with an acquisition, are then amortized over a number of years after the acquisition and generally cannot be changed or influenced by management after the acquisition.  Accordingly, management generally does not consider such costs for the purpose of evaluating the performance of the business or its managers or when making decisions to allocate resources.  Management also believes that non-GAAP measures of profitability that exclude amortization expense related to intangible assets are used by a number of financial analysts in the software industry to compare current performance to prior periods and to forecast future performance.  Our reconciliation includes GAAP non-cash amortization expense of $4.9 million and $17.6 million for the three months and fiscal year ended February 28, 2009, and $3.1 million and $13.0 million for the three months and fiscal year ended February 29, 2008, respectively, versus the non-GAAP exclusion of such expense.

During the three months and fiscal year ended February 28, 2009, we recorded GAAP income tax expense of $9.0 million and $42.8 million, respectively, which reflected an estimated annual effective tax rate of 35.2%%. We currently have approximately $80.0 million of tax net operating loss carryforwards ("NOL") available, subject to restrictions, to offset future taxable income, resulting in an estimated annual effective cash-basis tax rate of approximately 5.0% for the three months and fiscal year ended February 28, 2009.  For this reason, in our non-GAAP presentation, we have adjusted the GAAP income tax expense for these periods to reflect the estimated annual effective cash-basis tax rate, resulting in non-GAAP adjusted income tax expense for the three months and fiscal year ended February 28, 2009 of $2.2 million and $9.4 million, respectively. In our reconciliation, the recorded GAAP income tax expense of $12.9 million and $47.9 million for the three months and fiscal year ended February 29, 2008, was adjusted to reflect our estimated annual effective cash-basis tax rate of 5.0%, resulting in non-GAAP adjusted income tax expense of $2.4 million and $8.7 million for these periods.

Management believes that these adjusted non-GAAP results, when read in conjunction with the GAAP results, offer a useful view of our business performance in that they provide a more consistent means of comparing performance to prior periods in light of the prospective-only application of SFAS 123R in March 2006 (under the modified prospective transition method) , the irregularity with which management acquires intangible assets and due to the availability of our tax NOL position to substantially offset cash costs of our GAAP effective tax rates.  Management also uses non-GAAP measures as a component of its regular internal reporting to evaluate performance of the business and compare it to prior performance, to make operating decisions, including internal budgeting and the calculation of incentive compensation, and to forecast future performance. Our disclosure of non-GAAP financial measures allows investors to evaluate the Company's performance using the same methodology and information as that used by management.

The information furnished pursuant to Item 2.02 of this Form 8-K, including Exhibit 99.1 referenced herein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item  9.01.          Financial Statements and Exhibits

           (d)      Exhibits

                     99.1        Press Release dated March 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2009	RED HAT, INC.
		By:	/s/ Charles E. Peters, Jr.
		Name:	Charles E. Peters, Jr.
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 25, 2009